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                                       TEL  281-514-0484
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FOR  IMMEDIATE  RELEASE
-----------------------
                 COMPAQ COMPLETES ACQUISITION OF SHOPPING.COM

                  FOCUS ON CUSTOMER SERVICE, RELIABILITY PART
                         OF ALTAVISTA'S STRATEGIC PUSH


     HOUSTON, March 9, 1999 -Compaq Computer Corporation (NYSE:CPQ) today announced the completion of its acquisition of Shopping.com (OTC:IBUY), a leading online retailer of goods and services.

Shopping.com will become an operating division of AltaVista Company, a wholly owned subsidiary of Compaq. With the addition of Shopping.com, AltaVista users can now access the integrated capabilities of AltaVista's powerful Internet guide (http://www.altavista.com) with the robust e-commerce features of Shopping.com (http://www.shopping.com).

AltaVista users will benefit from Shopping.com's 63 Warehouse Power Stores, providing a comprehensive selection of over two million name-brand products, backed by more than 1,000 merchandising partners. Shopping.com also offers the Maximizer frequent shopping program, where customers earn reward dollars on all purchases and services.

"Our goal is to make Shopping.com the most satisfying place to shop on the Internet," said Mike Rubin, Vice President & General Manager, E-Commerce of AltaVista Company. "Shopping.com hosts a state-of-the-art transaction capability that best complements AltaVista's content and customer traffic. This acquisition provides a unique opportunity to combine these capabilities into one superior experience for all levels of Internet users."
                                   - MORE -

UPDATED  FEATURES,  FOCUS  ON  CUSTOMER  SERVICE

Under its new management, Shopping.com has begun implementing a series of new features and policies focusing on high levels of customer service. Customers can now receive answers to their questions around-the clock, 24 hours a day, 7 days a week. Customers can also expect faster service through the integration of new internal support systems and the doubling of the site's customer service staff.

For convenience, Internet users can expect a link from the AltaVista Search Site to Shopping.com to be activated within the next 90 days. In addition, Shopping.com will offer customers who have a complaint on file with the Better Business Bureau prior to March 1, 1999 a $250 Shopping.com gift certificate, good on future purchases.

As a leading online retailer of goods and services, Shopping.com was recognized by Computer Retail Week as one of the top 100 retailers for 1998 computer retail sales.

ALTAVISTA  LEADS  THE  INDUSTRY

AltaVista is a pioneer in Web search technology and continues to set new standards, from indexing the entire Internet, to providing the first of their kind language translation, AV Photo Finder and AV Family Filter search capabilities. With an extensive line-up of content and services, AltaVista is now regarded as one of the top destinations on the Internet.

Over the last several months, AltaVista has made extensive enhancements to make navigating the Internet relevant, fast and effective for Web users of all proficiency levels. For more information, visit AltaVista's flagship site at http://www.altavista.com or http://www.av.com.


                                   - MORE -


COMPANY  BACKGROUND

AltaVista Company is a wholly owned subsidiary of Compaq Computer Corporation. A Fortune Global 100 company, Compaq is the second largest computer company in the world and the largest global supplier of personal computers. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are on the World Wide Web at http://www.compaq.com.

                                   #   #   #
Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For  further  editorial  information,  contact:
Compaq Computer Corporation Eileen Quinn 408-285-9272 eileen.quinn@compaq.com

Shandwick International Steve Marchant  617-266-8400 smarchant@shandwick.com